UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2019, XpresSpa Group, Inc. (the “Company”) entered into an amendment to that certain Section 382 Rights Agreement (the “Amendment”), dated March 18, 2016, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Section 382 Rights Agreement”), for the purpose of, among other things, modifying the definition of “Final Expiration Date” in the Section 382 Rights Agreement from March 18, 2019 to March 19, 2022 (subject to other earlier termination events).

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety, by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The Information set forth in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number	Description of Exhibits

10.1	Amendment to Section 382 Rights Agreement, dated March 18, 2019, by and between the Company and American Stock Transfer & Trust Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: March 22, 2019	By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer